                                                                     EXHIBIT 4.1

                                 AMENDMENT NO. 1

      This Amendment No. 1 dated effective as of September 29, 2002 ("Amendment") is among Pride Offshore, Inc., a Delaware corporation ("Borrower"), the Guarantors, the Revolving Lenders (each as defined below), and Credit Lyonnais New York Branch, as Administrative Agent for the Finance Parties ("Administrative Agent").

                                  INTRODUCTION

      A. The Borrower, the Guarantors, the Revolving Lenders, the Agents, the Issuing Banks, the Swingline Lender, the Arrangers, the Bookrunners, and the Co-Underwriter are parties to the Revolving Credit Agreement dated as of June 20, 2002 (the "Credit Agreement").

      B. The Borrower has requested that the Revolving Lenders amend the financial covenants set forth in Clauses 24.1, 24.2 and 24.3. The Revolving Lenders are willing to amend such provisions subject to the terms of this Amendment.

      THEREFORE, the Borrower, the Revolving Lenders and the Administrative Agent hereby agree as follows:

      Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

      Section 2. Amendments. The Credit Agreement shall, subject to the terms of this Amendment, be amended as follows:

      (a) Clause 1.1. The definition of "MARGIN" in Clauses 1.1 is amended in its entirety as follows:

      "MARGIN" means, with respect to each type of Loan, the percentage rate per annum as set forth below for the Level in effect at such time:

                Level I     Level II   Level III   Level IV   Level V   Level VI
                -------     --------   ---------   --------   -------   --------
  Revolving
Credit Loans     1.80%       2.05%       2.30%       2.55%     3.05%      3.55%

  Swingline
    Loans        0.30%       0.55%       0.80%       1.05%     1.55%      2.05%

; provided, however, that until the earlier of (a) January 1, 2004 or (b) the date financial statements are delivered pursuant to Clause 23.1, together with a Compliance Certificate for the fiscal quarter or fiscal year then ended certifying that (i) the Leverage Ratio was equal to or less than 4.00 to 1.00,
(ii) the Interest Coverage Ratio was equal to or greater than 3.25 to 1.00 and (iii) the Maximum Debt to Capitalization Ratio was equal to less than 50%, each as of the end of such fiscal quarter or fiscal year, as the case may be (the "FINANCIAL COVENANT CERTIFICATION"), then the Margin shall be increased by an additional 0.30%.

      (b)   Clause 24.1. Clause 24.1 is amended in its entirety as follows:

      24.1  LEVERAGE RATIO

            The Parent Company shall not permit its Leverage Ratio at the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Maximum Ratio
                    ----------------------             -------------
                        June 30, 2002                  4.75 to 1.00
             September 30, 2002 and December 31,
                             2002                      4.95 to 1.00
                        March 31, 2003                 4.75 to 1.00
             June 30, 2003 and September 30, 2003      4.50 to 1.00
                      December 31, 2003                4.00 to 1.00
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                      3.50 to 1.00
                March 31, 2005 and thereafter          3.00 to 1.00

            ; provided, however, after a Responsible Officer delivers the Financial Covenant Certification, then the Parent Company shall not permit its Leverage Ratio at the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Maximum Ratio
                    ----------------------             -------------
              Beginning with the fiscal quarter
             with respect to which a Responsible
                Officer delivers the Financial
            Covenant Certification until December
                           31, 2003                    4.00 to 1.00
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                      3.50 to 1.00
                March 31, 2005 and thereafter          3.00 to 1.00

      (c)   Clause 24.2. Clause 24.2 is amended in its entirety as follows:

      24.2  INTEREST COVERAGE RATIO

            The Parent Company shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Minimum Ratio
                    ----------------------             -------------
              June 30, 2002, September 30, 2002,
              December 31, 2002, March 31, 2003
                      and June 30, 2003                3.00 to 1.00
             September 30, 2003 and December 31,
                             2003                      3.25 to 1.00
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                      4.00 to 1.00
                March 31, 2005 and thereafter          4.50 to 1.00

            ; provided, however, after a Responsible Officer delivers the Financial Covenant Certification, then the Parent Company shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Minimum Ratio
                    ----------------------             -------------
              Beginning with the fiscal quarter
             with respect to which a Responsible
                Officer delivers the Financial
            Covenant Certification until December
                           31, 2003                    3.25 to 1.00
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                      4.00 to 1.00
                March 31, 2005 and thereafter          4.50 to 1.00

      (d)   Clause 24.3. Clause 24.3 is amended in its entirety as follows:

      24.3  MAXIMUM DEBT TO CAPITALIZATION RATIO

            The Parent Company shall not permit the ratio of (a) Consolidated Net Debt to (b) Total Capitalization ("MAXIMUM DEBT TO CAPITALIZATION

            RATIO") of the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Minimum Ratio
                    ----------------------             -------------
              June 30, 2002, September 30, 2002,
              December 31, 2002, March 31, 2003,
             June 30, 2003 and September 30, 2003           55%
                      December 31, 2003                     50%
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                           45%
                March 31, 2005 and thereafter               35%

            ; provided, however, after a Responsible Officer delivers the Financial Covenant Certification, then the Parent Company shall not permit the Maximum Debt to Capitalization Ratio as of the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                    Fiscal Quarters Ending             Minimum Ratio
                    ----------------------             -------------
              Beginning with the fiscal quarter
             with respect to which a Responsible
                Officer delivers the Financial
            Covenant Certification until December
                           31, 2003                         50%
                March 31, 2004, June 30, 2004,
             September 30, 2004 and December 31,
                             2004                           45%
                March 31, 2005 and thereafter               35%

      Section 3. Representations and Warranties. Each of the Credit Parties represents and warrants that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of such Credit Party and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Documents are valid and subsisting and secure the Obligations under the Credit Agreement as amended hereby, (c) this Amendment constitutes the legal, valid, and binding obligation of the Credit Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, (d) the representations and warranties of each of the Credit Parties contained in the Finance Documents are true and correct as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date and (e) no Default has occurred and is continuing as of the date hereof.

      Section 4. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment effective on the date first set forth above when:

      (a) the Administrative Agent shall have received this Amendment duly executed by the Borrower, the Guarantors, the Required Revolving Lenders and the Required Term Lenders; and

      (b) the Borrower shall have paid to the Administrative Agent for the account of each Revolving Lender approving this Amendment a non-refundable amendment fee equal to 0.125% of such Revolving Lender's Revolving Commitment.

      Section 5. Reaffirmation of Guaranty. Each of the Guarantors hereby reaffirms its obligations under Clause 21 of the Credit Agreement and agrees to remain liable for the repayment of the Obligations, as such Obligations have been amended hereby.

      Section 6. Choice of Law. Clauses 40 (Governing Law) and 41 (Enforcement) of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if the same had been set out in full herein, with references to "this Agreement" therein being construed as references to "this Amendment".

      Section 7. Counterparts. This Amendment may be signed in any number of separate counterparts (including facsimile transmission), all of which when taken together shall be deemed to be an original.

      Section 8. Designation. This Amendment is designated a Finance Document.

      Section 9. Continuing Obligations. The provisions of the Credit Agreement shall, save as hereby amended, continue in full force and effect.

      Section 10. Contracts (Rights of Third Parties) Act 1999. Unless expressly provided to the contrary in a Finance Document, a Person who is not a party to this Amendment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Amendment.

      Section 11. Amendment to Term Loan Agreement. Each of the Revolving Lenders hereby consents to Amendment No. 1 dated effective as of September 29, 2002 among the Borrower, the Guarantors, the Term Lenders and Administrative Agent (as defined in the Term Loan Agreement).

      Executed effective as of the 29th day of September, 2002.

                                    BORROWER:

                                    PRIDE OFFSHORE, INC.

                                    By:   /s/ EARL W. MCNIEL
                                       ---------------------------------------
                                          Earl W. McNiel
                                          Treasurer


                                    GUARANTORS:

                                    PRIDE INTERNATIONAL, INC.

                                    By:   /s/ EARL W. MCNIEL
                                       ---------------------------------------
                                          Earl W. McNiel
                                          Chief Financial Officer

                                    MEXICO DRILLING LIMITED LLC
                                    PRIDE CENTRAL AMERICA, LLC
                                    PRIDE DRILLING, LLC
                                    PRIDE NORTH AMERICA LLC
                                    PRIDE OFFSHORE INTERNATIONAL LLC
                                    PRIDE SOUTH PACIFIC LLC

                                    By:   /s/ EARL W. MCNIEL
                                       ---------------------------------------
                                          Earl W. McNiel
                                          Treasurer

                                    ADMINISTRATIVE AGENT:

                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Administrative Agent

                                    By: /s/ O. AUDEMARD
                                       ---------------------------------------
                                    Name: O. Audemard
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------


                                    REVOLVING LENDERS:

                                    CREDIT LYONNAIS NEW YORK BRANCH

                                    By: /s/ J. AUDEMARD
                                       ---------------------------------------
                                    Name: J. Audemard
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------

                                    CREDIT INDUSTRIEL ET COMMERCIAL

                                    By: /s/ ALEXIS DROUILLOT
                                       ---------------------------------------
                                    Name: Alexis Drouillot
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    By: /s/ [ILLEGIBLE]
                                       ---------------------------------------
                                    Name: [ILLEGIBLE]
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    BANQUE DE L'ECONOMIE,
                                    DU COMMERCE ET DE LA MONETIQUE

                                    By: /s/ MYRIAM BRICKERT
                                       ---------------------------------------
                                    Name: Myriam Brickert
                                         -------------------------------------
                                    Title: Chargee D'Affaires
                                          ------------------------------------

                                    By: /s/ PATRICK ALEZARD
                                       ---------------------------------------
                                    Name: Patrick Alezard
                                         -------------------------------------
                                    Title: Director J'Agence
                                          ------------------------------------

                                    NATEXIS BANQUES POPULAIRES

                                    By: /s/ STEVENS ARNAUD
                                       ---------------------------------------
                                    Name: Stevens Arnaud
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    By: /s/ GERARD FOHLEN-WEILE
                                       ---------------------------------------
                                    Name: Gerard Fohlen-Weile
                                         -------------------------------------
                                    Title: Senior VP
                                          ------------------------------------

                                    NORDEA (acting through Nordea Bank Finland plc, New York Branch)

                                    By: /s/ HANS CHR. KJELSRUD
                                       ---------------------------------------
                                    Name: Hans Chr. Kjelsrud
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------

                                    By: /s/ MARTIN LUNDER
                                       ---------------------------------------
                                    Name: Martin Lunder
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------

                                    NEDSHIP BANK

                                    By: /s/ [ILLEGIBLE]
                                       ---------------------------------------
                                    Name: [ILLEGIBLE]
                                         -------------------------------------
                                    Title: Senior Risk Manager
                                          ------------------------------------

                                    By: /s/ A.F. DIETEN
                                       ---------------------------------------
                                    Name:  A.F. Dieten
                                         -------------------------------------
                                    Title: Insurance Manager
                                          ------------------------------------

                                    VEREINS UND WESTBANK

                                    By: /s/ SCHILLING
                                       ---------------------------------------
                                    Name: Schilling
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    By: /s/ J. ROHMHORSR
                                       ---------------------------------------
                                    Name: J. Rohmhorsr
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    HAMBURGISCHE LANDESBANK

                                    By: /s/ BOWERS
                                       ---------------------------------------
                                    Name: Bowers
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    By: /s/ URBANIAK
                                       ---------------------------------------
                                    Name: Urbaniak
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    KREDITANSTALT FUR WIEDERAUFBAU

                                    By: /s/ MICHAEL HANDER
                                       ---------------------------------------
                                    Name: Michael Hander
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    By: /s/ JOSEF BELLMAN
                                       ---------------------------------------
                                    Name: Josef Bellman
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                                    BNP PARIBAS

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    SKANDINAVISKA ENSKILDA BANKEN

                                    By:   /s/ MORTEN CALFELDT
                                       ---------------------------------------
                                    Name:   Morten Calfeldt
                                         -------------------------------------
                                    Title:  Senior Client Executive
                                          ------------------------------------

                                    By:   /s/ [ILLEGIBLE]
                                       ---------------------------------------
                                    Name:   [ILLEGIBLE]
                                         -------------------------------------
                                    Title:  Head of CRM
                                          ------------------------------------

                                    COMMERZBANK AKTIENGESELLSCHAFT

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    SOUTHWEST BANK OF TEXAS, N.A.

                                    By: /s/ ROSS BARTLEY
                                       ---------------------------------------
                                    Name: Ross Bartley
                                         -------------------------------------
                                    Title: Assistant Vice President
                                          ------------------------------------

                                    CREDIT FONCIER

                                    By: /s/ VAN HOUGHTEN
                                       ---------------------------------------
                                    Name: Van Houghten
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------